Exhibit 99.1

Press Release	Source: Think Partnership Inc.

Think Partnership Acquires Litmus Media and Closes Sale of $26.5 Million of Convertible Preferred Stock

Litmus Media’s unique click fraud prevention and abandoned shopping cart re-marketing technologies promise to maximize value to advertising clients.

NORTHBROOK, Ill.—(BUSINESS WIRE)—Apr. 6, 2006—In a move designed to address the pervasive click fraud problem plaguing interactive advertising and to help advertising clients market online more effectively, Think Partnership Inc.(“THK”) (AMEX: THK - News) (the “Company”) today announced that it has successfully closed the acquisition of Litmus Media, Inc., a Missouri corporation (“Litmus”). In a related transaction, the Company also announced today that it has closed on its sale of $26.5 million of convertible preferred stock.

Based in Kansas City, Missouri, Litmus has built click fraud protected advertising distribution technologies for the performance-based advertising, search marketing, and e-retailing industries. The ValidClick Search Network (http://www.validclick.com) serves pay-per-click search advertising, local search advertising, shopping comparison and coupon content to over 1,000 search engines and web directories processing over 90 million searches per month. The company’s real-time click fraud prevention technologies allow Litmus to deliver high quality conversions for pay per click advertisers, and in turn, allow Litmus to provide higher revenues-per-click to search publishers. Litmus has also leveraged its proprietary technologies to develop and operate a profitable portfolio of web properties including online yellow page services, local city directories, a meta-shopping search engine, product/coupon search sites, and an affinity-based web search engine.

In the merchant solutions arena, Litmus provides online merchants with a unique patent-pending order abandonment recovery technology, called Second Bite, helping online retailers increase sales by automatically following up with abandoned shoppers to help them complete their purchases. Litmus generated over $2 million dollars of pre-tax earnings in the twelve-month period ending September 30, 2005 and management expects Litmus to grow to approximately $4 million in pre- tax earnings in the twelve-month period ending December 31, 2006.

In the acquisition, the Company paid $6,500,000 in cash, and issued 3,250,000 shares of THK common stock valued at $2.00 per share. Further, the shareholders of Litmus may receive earnout payments of up to $19,950,000 in the aggregate based on the aggregate pre-tax earnings of Litmus for the first 12 calendar quarters following the closing. To the extent earned, up to $10,500,000 of the earnout payment will be paid in shares of the Company’s common stock valued at the average closing price per share of the 30 trading days prior to issuance and up to $9,450,000 will be paid in cash. In addition, in the event the shareholders of Litmus are entitled to any earnout payments, the Company has agreed to capitalize a bonus pool for the pre-acquisition employees of Litmus in an amount not to exceed $1,050,000. Further, the Company has issued to certain shareholders of Litmus warrants to purchase an aggregate of 90,000 shares of the Company’s common stock, and has established a pool of warrants to purchase up to 40,000 shares of the Company’s common stock to be issued to certain employees of Litmus.

Litmus President and General Counsel Tobias Teeter stated, “After considering term sheets from several top tier venture capital firms, we chose to merge with Think Partnership because of the value the merger will add to our businesses. Combining Litmus and THK core assets and industry expertise will further accelerate the growth of our two operating companies: ValidClick, Inc. and Second Bite, LLC. We look forward to integrating our technology-based advertising platforms and networks as part of Think Partnership’s full-service, comprehensive portfolio of interactive advertising solutions.”

Litmus Chief Executive Officer John Linden stated, “Now that our merger with Think Partnership is complete, we look forward to integrating our business and technologies into the Think family. Both click fraud and shopping cart abandonment are huge issues facing the online advertising industry and we are excited to be able to offer our technologies through all the Think companies to address these issues for advertisers. There are many ways to integrate our patent-pending click fraud protection and shopping cart abandonment recovery technologies with other Think products increasing the overall services Think Partnership can provide to advertisers.”

Both Teeter and Linden will continue to run Litmus Media as General Counsel and CEO, respectively.

Think Partnership Chief Executive Officer Gerard M. Jacobs, stated, “Litmus Media’s click fraud technology is growing and highly profitable because it helps restore transparency and integrity to online commerce. John Linden and Toby Teeter will play a big role in the technological integration and growth of Think Partnership and we are very excited to have them join us.”

T. Benjamin Jennings, chairman of Think Partnership, stated, “The underlying talent, vision and experience of the Litmus organization, combined with their proprietary technology, makes this opportunity one of the most dynamic business combinations of the interactive advertising space. The quality of our integrated service offerings and the capabilities of our network will set a new standard of relevance, effectiveness and integrity for our industry.”

Scott P. Mitchell, president of Think Partnership, added, “As click fraud continues to artificially increase the cost of online advertising, erode the return on investment to advertisers, and continues to reach beyond search marketing into affiliate marketing and display advertising, we feel that Litmus’ reliable solution to protect our advertising clients’ investment is a key ingredient to being more effective in maximizing the ROI from their online advertising spend and provides us with a competitive, proprietary, competitive advantage in the marketplace. Additionally, the Second Bite abandoned shopping cart re-marketing technology will enable us to enhance the conversion ratio and further improve the effectiveness of our network for our clients. In addition to Litmus Media’s impressive technologies, we are also very excited about the distribution of the ValidClick search network and we intend to immediately expand and further monetize the 90 million searches per month by introducing our direct advertiser relationships.”

The Company also announced today that it has successfully sold, in a private placement,

$26.5 million of Series A Convertible Preferred Shares to institutional investors. As described below, the preferred stock is convertible into shares of the Company’s common stock upon the occurrence of certain events. If not converted, the Company will be required to redeem the preferred stock on the second anniversary of its issuance. The holders of the preferred stock will initially be paid dividends on the preferred stock equal to 10% of the face value of the preferred stock. The holders of the preferred stock have the right to convert their holdings into shares of common stock at a price of $2.00 per share subject to possible adjustments from time to time. In connection with the preferred stock offering, the Company also issued warrants to the institutional investors, exercisable for five years, to purchase up to 5,300,000 shares of common stock at an initial exercise price of $2.50 per share, subject to adjustments from time to time if the Company issues common stock, other than in connection with acquisitions or pursuant to a shareholder-approved incentive plan, at a price less than $2.50 per share.

The Company is obligated to file, within 45 business days following the closing, a registration statement covering the shares of common stock issuable upon conversion of the preferred stock, and the shares of common stock issuable upon the exercise of the warrants. If the registration statement does not become effective within 120 days following the closing, then the dividend rate on the preferred stock will increase to 15%. The maximum potential damages payable by the Company in regard to a default, including the increase in the amount of the dividends payable if the registration statement does not become effective within 120 days following the closing, are capped at 10% of the amount of the preferred stock, or $2.65 million. If the registration statement does not become effective within 180 days following the closing, the Company will be deemed to be in default and the preferred stock will be subject to mandatory redemption at the option of the holders. If the registration statement becomes effective within the required timeframe, the dividend rate on the preferred stock will be reduced to 6% per annum. The preferred stock is subject to mandatory conversion at the option of the Company, if among other things, the registration statement is effective, and the closing price of the Company’s common stock is $5 or higher for 20 consecutive trading days with an average daily trading volume of at least 100,000 shares traded per day during the twenty day period.

The Company has used $6.5 million of the net proceeds, estimated to be approximately $24.8 million, to complete the previously announced purchase of Litmus Media, Inc. and the remainder for general corporate purposes.

The offering and sale of the securities described herein is being made by the Company pursuant to exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). None of the securities have been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Think Partnership Inc. is based in Northbrook, Ill. and provides online and off-line marketing, advertising, public relations, branding, and shopping evaluation services; search engine optimization and marketing services, opt-in email marketing, and pay-per-click campaign management; online dating; web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access; software for affiliate marketing and affiliate marketing services; online education; and marketing to expectant parents (see www.thinkpartnership.com).

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-KSB for the year ended Dec. 31, 2005, under the section headed “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

For Think Partnership Inc.:

Xavier Hermosillo, (310) 832-2999,
Sr. Vice President for Corporate Communications
  and Investor Relations
Xavier@thinkpartnership.com